SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               EXHIBITS FILED WITH
                       POST-EFFECTIVE AMENDMENT NO. 11 TO
                            REGISTRATION STATEMENT ON

                                    FORM N-1A

                        TEMPLETON GLOBAL REAL ESTATE FUND


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                                  EXHIBIT LIST

         EXHIBIT NUMBER             NAME OF EXHIBIT

              1(e) Written Instrument Amending The Amended and Restated Declaration of Trust

              9(A)            Fund Administration Agreement

             11               Consent of Independent Public Accountants

             27               Financial Data Schedules





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                           WRITTEN INSTRUMENT AMENDING

                  THE AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                      TEMPLETON REAL ESTATE SECURITIES FUND

         This Amendment to the Amended and Restated Declaration of Trust ("Declaration") of Templeton Real Estate Securities Fund (the "Trust") is made this 22 day of February , 1996 by the parties signatory hereto, as Trustees of the Trust (the "Trustees").

                                   WITNESSETH

         WHEREAS, the Amended and Restated Declaration of Trust was made on March 3, 1990 and amended on April 25, 1995 and the Trustees now desire to further amend the Declaration and change the name of the Trust and classes of Shares thereof; and

         WHEREAS, Article VIII, Section 8.3(a) of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust by an instrument signed by a majority of the Trustees; and

         WHEREAS, the Declaration, as amended pursuant to the Establishment and Designation of Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share dated April 25, 1995 provides that the Trustees shall have the right at any time to change the designation of any class of Shares, provided that such change shall not adversely affect the rights of the Shareholders of such class; and

         WHEREAS, the Trustees have determined that the following amendment to the Declaration shall not adversely affect the rights of the Shareholders of any classes of Shares of the Trust;

         NOW, THEREFORE, the Trustees (i) hereby declare that Article I, Section
1.1 and Article I, Section 1.2(l) be amended, effective on or about May 15, 1996, to read as follows:

                  SECTION 1.1. NAME. The name of the trust created hereby, until and unless changed by the Trustees as provided in Section 8.3(a) hereof, is "Templeton Global Real Estate Fund."

                  SECTION 1.2. DEFINITIONS.

                  (l) The "TRUST" means Templeton Global Real Estate Fund.

(ii) hereby redesignate the classes of Shares previously designated the "Templeton Real Estate Securities Fund Class I" and "Templeton Real Estate Securities Fund Class II" Shares pursuant to an Establishment and Designation of Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share dated April 25, 1995 as the "Templeton Global Real Estate Fund Class I" and "Templeton Global Real Estate Fund Class II" Shares, respectively.


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         IN WITNESS WHEREOF,  the undersigned have executed this instrument this
22 day of February, 1996.



                                           Charles B. Johnson

                                           Rupert H. Johnson, Jr.

                                           Nicholas F. Brady



                                        /s/HASSO-G VON DIERGARDT-NAGLO
                                           Hasso-G Von Diergardt-Naglo


                                        /s/F. BRUCE CLARKE
                                           F. Bruce Clarke


                                        /s/ANDREW H. HINES, JR.
                                           Andrew H. Hines, Jr.


                                        /s/BETTY P. KRAHMER
                                           Betty P. Krahmer



                                        /s/FRED R. MILLSAPS
                                           Fred R. Millsaps




                                        /s/HARRIS J. ASHTON
                                           Harris J. Ashton



                                        /s/S. JOSEPH FORTUNATO
                                           S. Joseph Fortunato


                                        /s/GORDON S.MACKLIN
                                           Gordon S. Macklin



                                           John Wm. Galbraith


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                                   CERTIFICATE

                  Pursuant to Section 10.1 of the Declaration, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Trust of Templeton Real Estate Securities Fund is made in accordance with the provisions of the Declaration and shall become effective on or about May 15, 1996.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
instrument this 22 day of February, 1996.




                                             /s/ANDREW H. HINES, JR.
                                              Andrew H. Hines, Jr.